    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 1997
                                        REGISTRATION NOS. 333-     AND 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

         ZIONS BANCORPORATION                      ZIONS INSTITUTIONAL
      (Exact name of registrant                      CAPITAL TRUST A
     as specified in its charter)               (Exact name of registrant
                 UTAH                     as specified in its Issuer Agreement)
   (State or other jurisdiction of                       DELAWARE
    incorporation or organization)           (State or other jurisdiction of
                 6712                         incorporation or organization)
     (Primary standard industrial                          6099
     classification code number)               (Primary standard industrial
              87-0227400                       classification code number)
 (I.R.S. Employer Identification No.)                  APPLIED FOR
       1380 GATEWAY TOWER EAST             (I.R.S. Employer Identification No.)
      SALT LAKE CITY, UTAH 84133                 C/O ZIONS BANCORPORATION
            (801) 524-4787                       1380 GATEWAY TOWER EAST
  (Address, including zip code, and             SALT LAKE CITY, UTAH 84133
telephone number, including area code,                (801) 524-4787
 of registrant's principal executive        (Address, including zip code, and
               offices)                   telephone number, including area code,
                                           of registrant's principal executive
                                                         offices)

                         ------------------------------

                                DALE M. GIBBONS
                              ZIONS BANCORPORATION
                            1380 GATEWAY TOWER EAST
                           SALT LAKE CITY, UTAH 84133
                                 (801) 524-4787
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                            STANLEY F. FARRAR, ESQ.
                              SULLIVAN & CROMWELL
                            444 SOUTH FLOWER STREET
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 955-8000
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                         ------------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED MINIMUM    PROPOSED MAXIMUM
                  TITLE OF EACH CLASS OF                        AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING
                SECURITIES TO BE REGISTERED                      REGISTERED           PER UNIT              PRICE
Guarantee by Zions Bancorporation of Junior Subordinated
  Deferrable Interest Debentures of Zions First National
  Bank(1)..................................................     $200,000,000         $1,000.00          $200,000,000
8.536% Capital Securities of Zions Institutional Capital
  Trust A(2)...............................................       200,000            $1,000.00          $200,000,000
Zions Bancorporation Guarantee with respect to Capital
  Securities(2)(3).........................................         N/A                 N/A                  N/A
Total......................................................   $200,000,000(4)           100%           $200,000,000(4)


                  TITLE OF EACH CLASS OF                         AMOUNT OF
                SECURITIES TO BE REGISTERED                   REGISTRATION FEE
Guarantee by Zions Bancorporation of Junior Subordinated
  Deferrable Interest Debentures of Zions First National
  Bank(1)..................................................         N/A
8.536% Capital Securities of Zions Institutional Capital
  Trust A(2)...............................................      $60,606.06
Zions Bancorporation Guarantee with respect to Capital
  Securities(2)(3).........................................         N/A
Total......................................................      $60,606.06

(1) The Junior Subordinated Deferrable Interest Debentures were purchased by Zions Institutional Capital Trust A with the proceeds of the sale of the Capital Securities. No separate consideration will be received from purchasers of Capital Securities for the Junior Subordinated Deferrable Interest Debentures or the Guarantee thereof by Zions Bancorporation.

(2) This Registration Statement is deemed to cover the Guarantee by Zions Bancorporation of Junior Subordinated Deferrable Interest Debentures of Zions First National Bank, the rights of holders of the Guarantee by Zions Bancorporation of the Junior Subordinated Deferrable Interest Debentures of Zions First National Bank under the Indenture, the rights of holders of Capital Securities of Zions Institutional Capital Trust A under the Trust Agreement and the rights of holders of the Capital Securities under the Guarantee by Zions Bancorporation of the Guarantee by Zions First National Bank of the payment of Distributions on the Capital Securities, which taken together fully and unconditionally guarantee the obligations of Zions Institutional Capital Trust A under the Capital Securities.

(3) No separate consideration will be received for the Guarantee by Zions Bancorporation of the Zions First National Bank Guarantee.

(4) Such amounts represent the aggregate liquidation amount of Capital Securities to be issued and exchanged hereunder.
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED JANUARY 23, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

PROSPECTUS

                                  $200,000,000
                      ZIONS INSTITUTIONAL CAPITAL TRUST A
     OFFER TO EXCHANGE ITS 8.536% CAPITAL SECURITIES, SERIES A, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF ITS
                OUTSTANDING 8.536% CAPITAL SECURITIES, SERIES A

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
    FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                           ZIONS FIRST NATIONAL BANK
                                      AND
                              ZIONS BANCORPORATION

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON            , 1997, UNLESS EXTENDED.
                             ---------------------

    Zions Institutional Capital Trust A, a business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $200,000,000 aggregate Liquidation Amount of its 8.536% Capital Securities, Series A (Liquidation Amount $1,000 per Capital Security) (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.536% Capital Securities, Series A (Liquidation Amount $1,000 per Capital Security) (the "Old Capital Securities"), of which $200,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Zions Bancorporation, a Utah corporation (the "Holding Company," which together with its subsidiaries is herein referred to as the "Corporation"), is also exchanging (i) its guarantee with respect to the guarantee by Zions First National Bank (the "Bank") of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee with respect to the Bank's guarantee of the New Capital Securities (the "New Guarantee"), and (ii) all of its guarantees (the "Old Debenture Guarantees") of the outstanding 8.536% Junior Subordinated Deferrable Interest Debentures, Series A (the "Junior Subordinated Debentures"), of which $206,186,000 aggregate principal amount is outstanding, for identical guarantees (the "New Debenture Guarantees") of the Junior Subordinated Debentures (the Holding Company's guarantee of the Old Guarantee set forth in (i) above, together with the Old Debenture Guarantee set forth in (ii) above, collectively the "Old Parent Guarantee," and the Holding Company's guarantee of the New Guarantee set forth in (i) above together with the New Debenture Guarantee, the "New Parent Guarantee"), which New Parent Guarantee also has been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Parent Guarantee are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Parent Guarantee are collectively referred to herein as the "New Securities."

                                                        (CONTINUED ON NEXT PAGE)
                              -------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 18 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF DISTRIBUTIONS ON THE CAPITAL SECURITIES MAY BE DEFERRED AND CERTAIN RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.
                               -----------------

    THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.
                              -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              -------------------

               The date of this Prospectus is            , 1997.

(COVER PAGE CONTINUED)

    The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities (other than the New Guarantee, which is exempt from the registration requirements of the Securities Act) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities and (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Holding Company and the Issuer Trust under the Exchange and Registration Rights Agreement, dated as of December 26, 1996 (the "Registration Rights Agreement"), among the Holding Company, the Bank, the Issuer Trust and Goldman, Sachs & Co., Citicorp Securities, Inc. and Dean Witter Reynolds Inc. (the "Initial Purchasers"). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

    The New Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust. The Bank, a subsidiary of the Holding Company, is the holder of all of the beneficial interests represented by common securities of the Issuer Trust ("Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). Chemical Trust Company of California is the Property Trustee of the Issuer Trust. The Issuer Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Junior Subordinated Debentures issued by the Bank. The Junior Subordinated Debentures mature on December 15, 2026 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Securities -- Description of Capital Securities -- Subordination of Common Securities."

    As used herein, (i) the "Indenture" means the Junior Subordinated Indenture relating to the Junior Subordinated Debentures and the Debenture Guarantees, as amended and supplemented from time to time, among the Holding Company, the Bank and Chemical Trust Company of California, as trustee (the "Debenture Trustee"),
(ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer Trust among the Bank, as Depositor, Chemical Trust Company of California, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (the Property Trustee, the Delaware Trustee and the Administrative Trustees collectively, the "Issuer Trustees") and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust, (iii) the "Guarantee Agreement" means the Guarantee Agreement among the Holding Company, the Bank and Chemical Trust Company of California, as trustee (the "Guarantee Trustee"), providing a guarantee, on the terms and conditions described herein, for the benefit of holders of the Capital Securities (the "Guarantee"), and (iv) the "Expense Agreement" means the Expense Agreement between the Bank, as holder of the Common Securities, and the Issuer Trust. In addition, as the context may require, unless expressly stated otherwise, (i) the "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) the "Debenture Guarantee" includes the Old Debenture Guarantee and the New Debenture Guarantee, (iii) the "Guarantee" includes the Old Guarantee and the New Guarantee and (iv) the "Parent Guarantee" includes the Old Parent Guarantee and the New Parent Guarantee.

    Except as provided below, the Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in such Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds. The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $250,000 (250 Capital Securities). See "Description of New Securities -- Description of Capital Securities -- Book Entry, Delivery and Form."

    Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions accumulating from the date of original issuance and payable semi-annually in arrears on the 15th day of June and December of each year, commencing June 15, 1997, at the annual rate of 8.536% of the Liquidation Amount of $1,000 per Capital Security ("Distributions"). The Bank has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semiannual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.536%, compounded semiannually, to the extent permitted by applicable law), the Bank may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Bank will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Bank's capital stock or with respect to debt securities of the Bank that rank PARI PASSU in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 8.536% per annum, compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of New Securities -- Description of Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

    The Bank has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Junior Subordinated Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Guarantee, the Expense Agreement and the Parent Guarantee -- Full and Unconditional Guarantee." The Guarantee of the Bank guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein (the "Guarantee"). See "Description of New Securities -- Description of Guarantee." If the Bank does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust may have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Bank to enforce payment of such Distributions to such holder. See "Description of New Securities -- Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Bank under the Guarantee and the Capital Securities are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of New Securities -- Description of Junior Subordinated Debentures -- Subordination") of the Bank.

    The Corporation has irrevocably and unconditionally guaranteed (the "Parent Guarantee") all of the Bank's obligations under the Junior Subordinated Debentures and the Guarantee. See "Description of New Securities -- Parent Guarantee." During any Extension Period the Holding Company will not be permitted, subject to certain exceptions, to declare or pay any cash distributions with respect to the Holding Company's capital stock or with respect to debt securities of the Holding Company that rank PARI PASSU in all respects with or junior to the Parent Guarantee.

    The Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Junior Subordinated Debentures at Stated Maturity or their earlier redemption. The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Bank (i) on or after December 15, 2006, in whole at any time or in part from time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined herein), in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. The ability of the Bank to exercise its rights to redeem the Junior Subordinated Debentures or to cause the redemption of the Capital Securities prior to the Stated Maturity may be subject to prior regulatory approval by the Office of the Comptroller of the Currency (the "OCC") or the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable OCC or Federal Reserve capital guidelines or policies. See "Description of New Securities -- Description of Junior Subordinated Debentures -- Redemption."

    The holders of the outstanding Common Securities have the right at any time to terminate the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Bank to terminate the Issuer Trust may be subject to prior regulatory approval of the OCC or the Federal Reserve, if then required under applicable OCC or Federal Reserve capital guidelines or policies. See "Description of New Securities -- Description of Capital Securities -- Liquidation Distribution Upon Termination."

    The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness of the Bank and the Parent Guarantee is unsecured and subordinated to all Senior Indebtedness of the Holding Company.

    In the event of the termination of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of New Securities -- Description of Capital Securities -- Liquidation Distribution Upon Termination."

    The Issuer Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Holding Company nor the Issuer Trust has sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Holding Company and the Issuer Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Holding Company, the Bank or the Issuer Trust within the meaning of Rule 405 under the Securities Act (an "Affiliate") or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Issuer Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer (a "Participating Broker-Dealer") holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such Participating Broker-Dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

    Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Holding Company and the Issuer Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Holding Company and the Issuer Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Holding Company and the Issuer Trust believe that Participating Broker-Dealers, may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Holding Company and the Issuer Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (as defined herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

    In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein) that, upon receipt of notice from the Holding Company or the Issuer Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Securities pursuant to this

Prospectus until the Holding Company or the Issuer Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Holding Company or the Issuer Trust has given notice that the sale of the New Capital Securities (or the Parent Guarantee, as applicable) may be resumed, as the case may be.

    Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Holding Company and the Issuer Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. Neither the Holding Company nor the Bank currently intends to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

    Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Holding Company nor the Issuer Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

    Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on                 , 1997 (such time on such date
being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Holding Company and the Issuer Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Holding Company or the Issuer Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $250,000 (250 Capital Securities) and any integral multiple of $1,000 Liquidation Amount (1 Capital Security) in excess thereof. The Holding Company has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer -- Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from December 26, 1996. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such interest has been paid or duly provided for, from and after December 26, 1996. This Prospectus, together with the

Letter of Transmittal, is being sent to all registered holders of Old Capital
Securities as of                      , 1997.

    None of the Holding Company, the Bank or the Issuer Trust will receive any proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds From Sale of Old Capital Securities" and "Plan of Distribution."

    THE JUNIOR SUBORDINATED DEBENTURES ARE DIRECT AND UNSECURED OBLIGATIONS OF THE BANK, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER INSURER OR GOVERNMENTAL AGENCY. THE JUNIOR SUBORDINATED DEBENTURES ARE SUBORDINATE TO THE CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE BANK.

    NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14, HAS COMPLIED WITH ANY REQUEST BY THE BANK OR THE ISSUER TRUST FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER
(A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING.

    THE CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE HELD OR TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $250,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $250,000, OR RESULTING IN A HOLDER'S HOLDING CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $250,000, SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER, ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................     9
Incorporation of Certain Documents by Reference...........................     9
Summary...................................................................    11
Risk Factors..............................................................    18
Zions Bancorporation and Zions First National Bank........................    24
Consolidated Ratios of Earnings to Fixed Charges of the Corporation.......    25
Zions Institutional Capital Trust A.......................................    25
Use of Proceeds From Sale of Old Capital Securities.......................    26
Capitalization............................................................    27
Accounting Treatment......................................................    28
The Exchange Offer........................................................    28
Description of New Securities.............................................    38
Description of Old Securities.............................................    63
Relationship Among the Capital Securities, the Junior Subordinated
  Debentures, the Guarantee, the Expense Agreement and the Parent
  Guarantee...............................................................    63
Certain Federal Income Tax Consequences...................................    65
Certain ERISA Considerations..............................................    68
Supervision, Regulation and Other Matters.................................    70
Plan of Distribution......................................................    72
Validity of New Capital Securities........................................    72
Experts...................................................................    72

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE HOLDING COMPANY OR THE ISSUER TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE HOLDING COMPANY OR THE ISSUER TRUST SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

    The Corporation is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports (including the Incorporated Documents), proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material (including the Incorporated Documents) can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material (including the Incorporated Documents) may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Holding Company's common stock is quoted on the NASDAQ National Market System, and such reports (including the Incorporated Documents), proxy statements and other information concerning the Corporation can be inspected at the office of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C.

    The Holding Company and the Issuer Trust have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

    No separate financial statements of the Issuer Trust have been included or incorporated by reference herein. The Holding Company and the Issuer Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and the Parent Guarantee and issuing the Trust Securities. See "Zions Institutional Capital Trust A" and "Description of New Securities." In addition, the Holding Company does not expect that the Issuer Trust will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Corporation with the Commission (File
No.           ) pursuant to Section 13(a) or 15(d) of the Exchange Act are incorporated into this Prospectus by reference:

        1. the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

        2. the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996; and

        3. the Corporation's Current Reports on Form 8-K dated September 27, 1996 and December 26, 1996.

    Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the Expiration Date shall be deemed to be incorporated by reference into this Prospectus from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM DALE GIBBONS, ZIONS BANCORPORATION, 1380 GATEWAY TOWER EAST, SALT LAKE CITY, UTAH 84133, TELEPHONE NUMBER (801) 524-4787. IN ORDER TO ENSURE TIMELY DELIVERY
OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY                       . IN
ADDITION, THE HOLDING COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE TEXTS OF SUCH DOCUMENTS).

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

               ZIONS BANCORPORATION AND ZIONS FIRST NATIONAL BANK

    Zions First National Bank (the "Bank") is a national banking association with its principal office in Salt Lake City, Utah. The Bank provides a wide variety of commercial and retail banking and mortgage-lending financial services. At September 30, 1996, the Bank had total assets of $5.27 billion, total loans (net of unearned income) of $2.38 billion, total deposits of $3.24 billion and total equity capital of $0.36 billion. The Bank's business is subject to examination and regulation by federal banking authorities. Its primary federal regulatory authority is the OCC.

    The Bank is a wholly owned subsidiary of the Holding Company. The Holding Company was organized under the laws of the State of Utah in 1955 and is registered under the Bank Holding Company Act of 1956, as amended. The Corporation is the second largest bank holding company headquartered in Utah and provides a full range of banking and related services, primarily in Utah, Nevada and Arizona. Its principal subsidiaries are banking subsidiaries and include the Bank, the second largest commercial banking organization in Utah, Nevada State Bank, the fifth largest commercial bank in Nevada, and National Bank of Arizona, the fifth largest commercial bank in Arizona. At September 30, 1996, the Corporation had total assets of $6.78 billion, total loans (net of unearned income and allowance for loan losses) of $3.24 billion, total deposits of $4.57 billion and total shareholders' equity of $0.49 billion. The Holding Company's principal executive offices are located at 1380 Gateway Tower East, Salt Lake City, Utah 84133, and its telephone number at that address is (801) 524-4787.

                      ZIONS INSTITUTIONAL CAPITAL TRUST A

    The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on December 18, 1996, which will be governed by the Trust Agreement among the Bank, as Depositor, Chemical Trust Company of California, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust. The Issuer Trust's business and affairs are conducted by its trustees: initially, Chemical Trust Company of California, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and three Administrative Trustees who are employees or officers of or affiliated with the Bank. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust. The Issuer Trust's principal executive offices are located at 1380 Gateway Tower East, Salt Lake City, Utah 84133, Attention: Administrative Trustee and its telephone number at that address is (501) 524-4787.

                               THE EXCHANGE OFFER

The Exchange Offer............  Up to $200,000,000 aggregate Liquidation Amount of New
                                Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old
                                Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $250,000 (250 Capital
                                Securities), or any integral multiple of $1,000 in excess
                                thereof. The Holding Company and the Issuer Trust are making the Exchange Offer in order to satisfy their obligations
                                under the Registration Rights Agreement relating to the Old
                                Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer --
                                Procedures For Tendering Old Capital Securities."

Expiration Date...............  5:00 p.m., New York City time, on             , 1997 (such
                                time on such date being hereinafter called the "Expiration
                                Date") unless the Exchange Offer is extended by the Holding
                                Company and the Issuer Trust (in which case the term
                                "Expiration Date" shall mean the latest date and time to
                                which the Exchange Offer is extended). See "The Exchange
                                Offer -- Expiration Date; Extensions; Amendments."

Conditions to the Exchange
  Offer.......................  The Exchange Offer is subject to certain conditions, which may be waived by the Holding Company and the Issuer Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital
                                Securities being tendered. See "The Exchange Offer --
                                Conditions to the Exchange Offer." The Holding Company and
                                the Issuer Trust reserve the right in their sole and
                                absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the
                                Old Capital Securities for exchange, (ii) to terminate the
                                Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the
                                Exchange Offer and retain all Old Capital Securities
                                tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to
                                withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the
                                Exchange Offer in any respect. See "The Exchange Offer --
                                Expiration Date; Extensions; Amendments."

Withdrawal Rights.............  Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a
                                written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under
                                "The Exchange Offer -- Withdrawal Rights."

Procedures for Tendering Old
  Capital Securities..........  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance

                                with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the
                                Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old
                                Capital Securities. Certain brokers, dealers, commercial
                                banks, trust companies and other nominees may also effect
                                tenders by book-entry transfer. Holders of Old Capital
                                Securities registered in the name of a broker, dealer,
                                commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old
                                Capital Securities pursuant to the Exchange Offer. See "The
                                Exchange Offer -- Procedures for Tendering Old Capital
                                Securities."

                                Letters of Transmittal and certificates representing Old
                                Capital Securities should not be sent to the Holding Company or the Issuer Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and
                                requests for information should be directed to the Exchange
                                Agent. See "The Exchange Offer -- Exchange Agent."

Resales of New Capital
  Securities..................  The Holding Company and the Issuer Trust are making the
                                Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set
                                forth in certain interpretive letters addressed to third
                                parties in other transactions. However, neither the Holding
                                Company nor the Issuer Trust has sought its own interpretive letter and there can be no assurance that the staff of the
                                Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties.
                                Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Holding Company and the Issuer
                                Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a
                                broker-dealer) without further compliance with the
                                registration and prospectus delivery requirements of the
                                Securities Act, provided that such New Capital Securities
                                are acquired in the ordinary course of such holder's
                                business and that such holder is not participating, and has no arrangement or understanding with any person to
                                participate, in a distribution (within the meaning of the
                                Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased the Old Capital Securities

                                from the Issuer Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set
                                forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital
                                Securities in the Exchange Offer and (c) must comply with
                                the registration and prospectus delivery requirements of the
                                Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made
                                pursuant to an exemption from such requirements. In
                                addition, as described below, if any broker-dealer holds Old
                                Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the
                                requirements of the Securities Act in connection with any
                                resales of such New Capital Securities.

                                Each holder of Old Capital Securities who wishes to exchange
                                Old Capital Securities for New Capital Securities in the
                                Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be
                                received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital
                                Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
                                Act) of such New Capital Securities. Each Participating
                                Broker-Dealer must acknowledge that it acquired the Old
                                Capital Securities for its own account as the result of
                                market-making activities or other trading activities and
                                must agree that it will deliver a prospectus meeting the
                                requirements of the Securities Act in connection with any
                                resale of such New Capital Securities. The Letter of
                                Transmittal states that by so acknowledging and by
                                delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in
                                the interpretive letters referred to above, the Holding
                                Company and the Issuer Trust believe that Participating
                                Broker-Dealers may fulfill their prospectus delivery
                                requirements with respect to the New Capital Securities
                                received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold
                                allotment from the original sale of the Old Capital
                                Securities) with a prospectus meeting the requirements of
                                the Securities Act, which may be the prospectus

                                prepared for an exchange offer so long as it contains a
                                description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this
                                Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in
                                connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old
                                Capital Securities were acquired by such Participating
                                Broker-Dealer for its own account as a result of
                                market-making or other trading activities. Subject to
                                certain provisions set forth in the Registration Rights
                                Agreement and to the limitations described below under "The
                                Exchange Offer -- Resales of New Capital Securities," the
                                Holding Company and the Issuer Trust have agreed that this
                                Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in
                                connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if
                                earlier, when all such New Capital Securities have been
                                disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating
                                Broker-Dealer, who is an Affiliate may not rely on such
                                interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange
                                Offer -- Resales of New Capital Securities."

Exchange Agent................  The exchange agent with respect to the Exchange Offer is
                                Chemical Trust Company of California (the "Exchange Agent").
                                The addresses, and telephone and facsimile numbers of the
                                Exchange Agent are set forth in "The Exchange Offer --
                                Exchange Agent" and in the Letter of Transmittal.

Federal Income Tax
  Consequences................  Although the matter is not free from doubt, an exchange of
                                Old Capital Securities for New Capital Securities should not be taxable to Securityholders.

                           THE NEW CAPITAL SECURITIES

Securities Offered............  $200,000,000 aggregate Liquidation Amount of 8.536% Capital
                                Securities, Series A (Liquidation Amount $1,000 per Capital
                                Security).

Distribution Dates............  June 15 and December 15 of each year, commencing on the first such date following the original issuance of the New
                                Capital Securities.

Extension Periods.............  Distributions on New Capital Securities may be deferred for the duration of any Extension Period selected by the Bank
                                with respect to the payment of interest on the Junior
                                Subordinated Debentures. No Extension Period will exceed 10 consecutive semiannual periods or extend beyond the Stated
                                Maturity. See "Description of New Securities -- Description
                                of Junior Subordinated Debentures -- Option to Extend
                                Interest Payment Period" and "Certain Federal Income Tax
                                Consequences -- Interest Income and Original Issue
                                Discount."

Ranking.......................  The New Capital Securities will rank PARI PASSU, and payments thereon will be made PRO RATA, with the Common
                                Securities except as described under "Description of New
                                Securities -- Description of Capital Securities --
                                Subordination of Common Securities." The Junior Subordinated
                                Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Junior Subordinated Indenture to all Senior
                                Indebtedness (as defined herein). See "Description of New
                                Securities -- Description of Junior Subordinated
                                Debentures." The Guarantee will constitute an unsecured
                                obligation of the Bank and will rank subordinate and junior in right of payment to the extent and in the manner set
                                forth in the Guarantee to all Senior Indebtedness of the
                                Bank. See "Description of New Securities -- Description of
                                Guarantee." The Parent Guarantee will constitute an
                                unsecured obligation of the Holding Company and will rank
                                subordinated and junior in right of payment to all Senior
                                Indebtedness of the Holding Company. See "Description of New
                                Securities -- Parent Guarantee."

Redemption....................  The Trust Securities are subject to mandatory redemption in whole but not in part (i) at the Stated Maturity upon
                                repayment of the Junior Subordinated Debentures, (ii)
                                contemporaneously with the optional redemption at any time by the Bank of the Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event, Investment
                                Company Event or Capital Treatment Event and (iii) at any
                                time on or after December 15, 2006, contemporaneously with the optional redemption by the Bank of the Junior
                                Subordinated Debentures, in each case at the applicable

                                Redemption Price. See "Description of New Securities --
                                Description of Capital Securities -- Redemption."

Rating........................  The New Capital Securities are expected to be rated a3 by
                                Moody's Investors Service, Inc., BBB- by Standard & Poor's
                                Ratings Services and A- by Thomson BankWatch Inc. A security rating is not a recommendation to buy, sell or hold
                                securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

ERISA Considerations..........  Prospective purchasers must carefully consider the restrictions on purchase set forth under "Certain ERISA
                                Considerations."

Absence of Market for the
  Capital Securities..........  The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial
                                Purchasers have informed the Issuer Trust and the Bank that they currently intend to make a market in the New Capital
                                Securities, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any
                                time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New
                                Capital Securities. See "Risk Factors--Absence of Public
                                Market."

Use of Proceeds...............  Neither the Corporation nor the Issuer Trust will receive any cash proceeds from the issuance of the New Capital
                                Securities offered hereby. See "Use of Proceeds From Sale of
                                Old Capital Securities."

    For additional information regarding the Capital Securities, see "Description of New Securities" and "Certain Federal Income Tax Consequences."

RISK FACTORS

    Holders tendering Old Capital Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

    Holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters prior to tendering Old Capital Securities in the Exchange Offer.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE, THE JUNIOR SUBORDINATED
  DEBENTURES AND THE PARENT GUARANTEE

    The obligations of the Bank under the Guarantee issued by the Bank for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Bank. Substantially all liabilities of the Bank constitute Senior Indebtedness. The federal banking agencies possess broad powers to take corrective action as deemed appropriate for insured depository institutions, including without limitation, under certain circumstances, the ability to prohibit the payment of principal or interest on subordinated debt. See "Supervision, Regulation and Other Matters." The obligations of the Holding Company under the Parent Guarantee issued by the Holding Company for the benefit of the holders of the Junior Subordinated Debentures and the Guarantee are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness of the Holding Company. Because the Holding Company is a holding company, the right of the Holding Company to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities, the Junior Subordinated Debentures and the Guarantee to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary. Accordingly, the Parent Guarantee will be effectively subordinated to all existing and future liabilities of the Holding Company's subsidiaries. See "Description of New Securities -- Parent Guarantee." None of the Junior Subordinated Indenture, the Guarantee, the Trust Agreement or the Parent Guarantee places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Bank or the Holding Company. See "Description of New Securities -- Description of Guarantee -- Status of the Guarantee" and "Description of New Securities -- Description of Junior Subordinated Debentures -- Subordination."

    The ability of the Issuer Trust to pay amounts due on the Capital Securities is solely dependent upon the Bank's making payments on the Junior Subordinated Debentures as and when required or, if applicable, the Holding Company making payments on the Junior Subordinated Debentures pursuant to its obligations under the Parent Guarantee.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

    So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Bank has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of New Securities -- Description of Junior Subordinated Debentures -- Debenture Events of Default." As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Issuer Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.536% per annum, compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Bank may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Bank's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Bank that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Bank in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Bank (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Bank's capital stock (or any capital stock of a subsidiary of the Bank) for any class or series of the Bank's capital stock or of any class or series of the Bank's indebtedness for any class or series of the Bank's capital stock, (c) the purchase of fractional interests in shares of the Bank's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Bank may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.536%, compounded semi-annually, to the extent permitted by applicable law), the Bank may elect to begin a new Extension Period subject to the above conditions. There is no limitation on the number of times that the Bank may elect to begin an Extension Period. See "Description of New Securities -- Description of Capital Securities -- Distributions" and "Description of New Securities -- Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

    Should an Extension Period occur, a holder of Capital Securities will continue to accrue income (in the form of original issue discount) in respect of its PRO RATA share of the Junior Subordinated Debentures held by the Issuer Trust for United States federal income tax purposes. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales or Redemptions of Capital Securities."

    The Bank has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Bank elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Bank's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT REDEMPTION

    Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event, the Bank has the right to redeem the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event and thereby cause a mandatory redemption of the Capital Securities. Any such redemption shall be at a price equal to the Make-Whole Amount (as defined in "Description of New Securities -- Description of Capital Securities -- Redemption"), together with accumulated Distributions to but excluding the date fixed for redemption. The ability of the Bank to exercise its right to redeem the Junior Subordinated Debentures prior to the Stated Maturity may be subject to prior regulatory approval by the OCC or the Federal Reserve, if then required under applicable OCC or Federal Reserve capital guidelines or policies.

    A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Bank experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Bank on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Bank, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    See " -- Possible Tax Law Changes Affecting the Capital Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Bank to cause a redemption of the Capital Securities prior to December 15, 2006.

    "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Bank experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

    A "Capital Treatment Event" means the reasonable determination by the Bank that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Bank will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as at least "Tier 2 Capital" (or the then equivalent thereof) for purposes of the risk-based capital adequacy guidelines of the OCC, as then in effect and applicable to the Bank or (ii) the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Holding Company.

EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

    The holders of all of the outstanding Common Securities have the right at any time to terminate the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Bank to terminate the Issuer Trust may be subject to prior regulatory approval by the OCC or the Federal Reserve, if then required under applicable OCC or Federal Reserve capital guidelines or policies. See "Description of New Securities -- Description of Capital Securities -- Liquidation Distribution Upon Termination."

    Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the Junior Subordinated

Debentures upon a liquidation of the Issuer Trust should not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust could be a taxable event to the Issuer Trust and the holders of the Capital Securities. See "Certain Federal Income Tax Consequences -- Distribution of Junior Subordinated Debentures to Securityholders."

MARKET PRICES

    There can be no assurance as to the market prices for Capital Securities, or for Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of New Securities -- Description of Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

    Chemical Trust Company of California will act as the trustee under the Guarantee (the "Guarantee Trustee") and will hold the Guarantee for the benefit of the holders of the Capital Securities. Chemical Trust Company of California will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Guarantee is subordinate as described under "-- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures." The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Bank to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity. If the Bank were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Bank to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Bank for enforcement of payment to such holder of any amounts payable in respect of such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Bank will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Bank to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Securities -- Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities," "-- Debenture Events of Default" and "Description of New Securities -- Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.

LIMITED VOTING RIGHTS

    Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Bank may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with other provisions under the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable as a corporation or will be taxable as a grantor trust for United States federal income tax purposes or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of New Securities -- Description of Capital Securities -- Voting Rights; Amendment of Trust Agreement" and " -- Removal of Issuer Trustees; Appointment of Successors."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

    The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Holding Company and the Issuer Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

    To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

    The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities -- Description of Capital Securities -- General."

    The Trust Agreement and the Registration Rights Agreement provide that, if the Exchange Offer is not consummated within 30 days of the date hereof, the Distribution rate borne by the Old Capital

Securities will increase by 0.25% per annum commencing on the 31st day after the date hereof, until the Exchange Offer is consummated or the date which is three years from the original issuance of the Old Capital Securities. See "Description of Old Capital Securities." Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any such increase in the Distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the Distribution rate thereon.

ABSENCE OF PUBLIC MARKET

    The Old Capital Securities have not been registered under the Securities Act or Part 16 of the regulations of the OCC and will be subject to restrictions on transferability to the extent that they are not exchanged for New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Corporation, the Bank or the Issuer Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $250,000 (250 Capital Securities). The Corporation, the Bank and the Issuer have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other trading market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

    If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Bank's operating results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Bank and the Corporation, the New Capital Securities may trade at a discount.

    Notwithstanding the registration of the New Capital Securities pursuant to the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation, the Bank or the Issuer Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

    Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

    Subject to certain exceptions more fully described under "The Exchange Offer -- Acceptance for Exchange and Issuance of New Capital Securities," issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Issuer Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. None of the Corporation, the Bank, the Issuer Trust or the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

    On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Revenue Reconciliation Bill"), the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. If enacted, the Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If a similar provision were to apply to the Junior Subordinated Debentures, the Bank would be unable to deduct interest on the Junior Subordinated Debentures. On March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. Under current law, the Bank will be able to deduct interest on the Junior Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Bank to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Bank to cause a redemption of the Capital Securities before December 15, 2006. See "Description of New Securities -- Description of Junior Subordinated Debentures -- Redemption" and "-- Description of Capital Securities -- Redemption." See also "Certain Federal Income Tax Consequences -- Possible Tax Law Changes."

               ZIONS BANCORPORATION AND ZIONS FIRST NATIONAL BANK

    The Bank is a national banking association with its principal office in Salt Lake City, Utah. The Bank provides a wide variety of commercial and retail banking and mortgage-lending financial services. At September 30, 1996, the Bank had total assets of $5.27 billion, total loans (net of unearned income) of $2.38 billion, total deposits of $3.24 billion and total equity capital of $0.36 billion. At December 31, 1995, the corresponding amounts were $4.29 billion, $2.09 billion, $2.94 billion and $0.33 billion. The Bank's business is subject to examination and regulation by federal banking authorities. Its primary federal regulatory authority is the OCC.

    The Bank is a wholly owned subsidiary of the Holding Company. The Holding Company was organized under the laws of the State of Utah in 1955 and is registered under the Bank Holding Company Act of 1956, as amended. The Corporation is the second largest bank holding company headquartered in Utah and provides a full range of banking and related services, primarily in Utah, Nevada and Arizona. Its principal subsidiaries are banking subsidiaries and include the Bank, the second largest commercial banking organization in the State of Utah, Nevada State Bank, the fifth largest commercial bank in Nevada, and National Bank of Arizona, the fifth largest commercial bank in Arizona. At September 30, 1996, the Corporation had total assets of $6.78 billion, total loans (net of unearned income and allowance for loan losses) of $3.24 billion, total deposits of $4.57 billion and total shareholders' equity of $0.49 billion. At December 31, 1995, the corresponding amounts were $5.62 billion, $2.74 billion, $4.10 billion and $0.43 billion. On November 19, 1996, the Holding Company entered into an agreement to merge with Aspen Bancshares, a $450 million institution headquartered in western Colorado. The Holding Company expects that this transaction will close in the first half of 1997. The estimated aggregate consideration will consist of common stock of the Holding Company valued at approximately $75 million.

      CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES OF THE CORPORATION

    The following table sets forth the ratios of earnings to fixed charges of the Corporation for the respective periods indicated.

                                                             RATIO OF EARNINGS TO FIXED CHARGES
                                          -------------------------------------------------------------------------
                                           NINE MONTHS
                                              ENDED                        YEAR ENDED DECEMBER 31,
                                          SEPTEMBER 30,   ---------------------------------------------------------
                                              1996          1995        1994        1993        1992        1991
                                          -------------   ---------   ---------   ---------   ---------   ---------
Excluding Interest on Deposits..........          2.80         2.59        2.43        3.00        3.46        2.20
Including Interest on Deposits..........          1.69         1.59        1.60        1.70        1.57        1.27

    For purposes of computing the ratio of earnings to fixed charges, earnings represent net income (loss) before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Pretax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

                      ZIONS INSTITUTIONAL CAPITAL TRUST A

    The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on December 18, 1996, which will be governed by the Trust Agreement among the Bank, as Depositor, Chemical Trust Company of California, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust. The Issuer Trust's business and affairs are conducted by its trustees: initially Chemical Trust Company of California, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and three Administrative Trustees who are employees or officers of or affiliated with the Bank. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures are the sole source of revenue of the Issuer Trust.

    All of the Common Securities are owned by the Bank. The Common Securities rank PARI PASSU, and payments will be made thereon PRO RATA, with the Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Bank to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New Securities -- Description of Capital Securities -- Subordination of Common Securities." The Bank has acquired Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Issuer Trust is 1380 Gateway Tower East, Salt Lake City, Utah 84133, Attention:
Administrative Trustee, and its telephone number is (801) 524-4787.

              USE OF PROCEEDS FROM SALE OF OLD CAPITAL SECURITIES

    None of the Issuer Trust, the Bank or the Holding Company will receive cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Issuer Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

    The net proceeds to the Issuer Trust from the offering of the Old Capital Securities was approximately $200 million.

    All of the proceeds to the Issuer Trust from the sale of the Old Capital Securities were invested by the Issuer Trust in the Junior Subordinated Debentures. All of the net proceeds received by the Bank from the sale of the Junior Subordinated Debentures have been and will be used for general banking purposes. The Junior Subordinated Debentures will qualify as at least Tier 2 or supplementary capital with respect to the Bank under the capital guidelines established by the OCC and as Tier 1 or core capital with respect to the Corporation under the capital guidelines established by the Federal Reserve. However, it is intended that the Junior Subordinated Debentures will replace Tier 1 capital of an equal or lesser amount which will be advanced from the Bank to the Holding Company for general corporate uses.

                                 CAPITALIZATION

    The following table sets forth the unaudited consolidated capitalization of the Corporation as of September 30, 1996 and as adjusted to give effect to the consummation of the offering of the Old Capital Securities and the application of the proceeds thereof to return capital to the Holding Company. The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of the Bank or the Corporation.

                                                                                             SEPTEMBER 30, 1996
                                                                                          ------------------------
                                                                                                           AS
                                                                                            ACTUAL      ADJUSTED
                                                                                          -----------  -----------
                                                                                               (IN THOUSANDS)
FHLB Advances Over One Year.............................................................       75,254       75,254
Long-Term Debt:
  Subordinated Notes....................................................................       54,000       54,000
  Other.................................................................................        1,702        1,702
    Total Long-Term Debt................................................................  $    55,702  $    55,702
                                                                                          -----------  -----------
      Total Long-Term Debt and FHLB Advances............................................  $   130,956  $   130,956
                                                                                          -----------  -----------
Guaranteed Preferred Beneficial Interests in Bank's Junior Subordinated Deferrable
  Interest Debentures(a)................................................................      --           200,000
Shareholder's Equity
  Preferred Stock, Without Par Value; Authorized 3,000,000 Shares; Issued and
    Outstanding, None...................................................................      --           --
  Common Stock, Without Par Value; Authorized 30,000,000 Shares; Issued and Outstanding,
    14,757,215 Shares...................................................................       83,788       83,788
  Retained Earnings.....................................................................      409,131      409,131
  Securities Valuation Allowance........................................................       (2,434)      (2,434)
                                                                                          -----------  -----------
    Total Shareholder's Equity..........................................................      490,485      490,485
                                                                                          -----------  -----------
      Total Capitalization of the Corporation(b)........................................  $   621,441  $   821,441
                                                                                          -----------  -----------
                                                                                          -----------  -----------

------------------------

(a) The sole assets of the Issuer Trust are the Junior Subordinated Debentures. The Junior Subordinated Debentures held by the Issuer Trust (which accrue interest at the rate of 8.536% per annum) will mature on December 15, 2026. The Bank initially owns all of the Common Securities of the Issuer Trust (which accummulate Distributions at a rate of 8.536% per annum). It is anticipated that the Issuer Trust will not be subject to the reporting requirements of the Exchange Act. See "Accounting Treatment."

(b) Subsequent to September 30, 1996, the capitalization of the Corporation has been affected by various issuances, redemptions, repurchases and maturities which are not reflected in this table.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Bank and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Bank and the Corporation. The Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Bank and the Corporation, entitled "Guaranteed Preferred Beneficial Interests in Bank's Junior Subordinated Deferrable Interest Debentures" and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Corporation. For financial reporting purposes, Distributions on the Capital Securities will be recorded in the consolidated statements of income of the Bank and of the Corporation.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    In connection with the sale of the Old Capital Securities, the Holding Company, the Bank and the Issuer Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Holding Company and the Issuer Trust agreed to file and to use their reasonable best efforts to cause to be declared effective by the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    The Exchange Offer is being made to satisfy the contractual obligations of the Holding Company and the Issuer Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities, except that the New Capital Securities (i) have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and (ii) will not provide for any increase in the Distribution rate thereon. In that regard, the Trust Agreement and the Registration Rights Agreement provide, among other things, that, if the Exchange Offer is not
consummated by        , 1997, the Distribution rate borne by the Old Capital
Securities commencing on        , 1997, will increase by 0.25% per annum until
the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

    The Exchange Offer is not being made to, nor will the Issuer Trust or the Holding Company accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

    Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Issuer Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

    Pursuant to the Exchange Offer, the Holding Company will exchange as soon as practicable after the date hereof the Old Parent Guarantee for the New Parent Guarantee. Concurrently, the Bank will exchange the Old Guarantee for the New Guarantee. The New Parent Guarantee has been registered under the Securities Act.

TERMS OF EXCHANGE

    The Issuer Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $200,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Issuer Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $200,000,000 of New Capital Securities in exchange for a like Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $250,000 or any integral multiple of $1,000 in excess thereof.

    The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $200,000,000 aggregate Liquidation Amount of Old Capital Securities is outstanding.

    Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

    If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

    Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Holding Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

    NEITHER THE BOARD OF DIRECTORS OF THE HOLDING COMPANY OR THE BANK NOR ANY TRUSTEE OF THE ISSUER TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" means 5:00 p.m., New York City time, on
            , 1997, unless the Exchange Offer is extended by the Issuer Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

    The Holding Company and the Issuer Trust expressly reserve the right in their sole discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Holding Company and the Issuer Trust determine, in their sole discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Holding Company and the Issuer Trust to constitute a material change, or if the Holding Company and the Issuer Trust waive a material condition of the Exchange Offer, the Holding Company and the Issuer Trust will promptly disclose such amendment by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Issuer Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

    Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Holding Company and the Issuer Trust may choose to make any public announcement and subject to applicable law, the Holding Company and the Issuer Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

    Upon the terms and subject to the conditions of the Exchange Offer, the Issuer Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

    In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

    The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Issuer Trust and the Holding Company may enforce such Letter of Transmittal against such participant.

    Subject to the terms and conditions of the Exchange Offer, the Holding Company and the Issuer Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Issuer Trust gives oral or written notice to the Exchange Agent of the Holding Company's and the Issuer Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Holding Company and the Issuer Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Holding Company's and the Issuer Trust's acceptance for exchange of Old Capital Securities) or the Holding

Company and the Issuer Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Holding Company's and the Issuer Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Holding Company and the Issuer Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

    Pursuant to the Letter of Transmittal or Agent's Message in lieu thereof, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Issuer Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Holding Company, the Issuer Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

    VALID TENDER. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry tender) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

    If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

    THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    BOOK ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

    DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    SIGNATURE GUARANTEES. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

    GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i) such tenders are made by or through an Eligible Institution;

        (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

        (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

    The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

    Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

    The Holding Company's and the Issuer Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Issuer Trust upon the terms and subject to the conditions of the Exchange Offer.

    DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Holding Company and the Issuer Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Holding Company and the Issuer Trust reserve the absolute right, in their sole discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Holding Company or the Issuer Trust, be unlawful. The Holding Company and the Issuer Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

    The Holding Company's and the Issuer Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Holding Company, the Issuer Trust, any affiliates or assigns of the Holding Company or the Issuer Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

    If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuer Trust, proper evidence satisfactory to the Holding Company and the Issuer Trust, in their sole discretion, of such person's authority to so act must be submitted.

    A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

    The Holding Company and the Issuer Trust are making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Holding Company nor the Issuer Trust sought its own interpretive letter, and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Holding Company and the Issuer Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an Affiliate or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Issuer Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, Participating Broker-Dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of New Capital Securities.

    Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Holding Company and the Issuer Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Holding Company and the Issuer Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each Participating Broker-Dealer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Holding Company and the Issuer Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Holding Company and the Issuer Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any person, including any Participating Broker-Dealer, who is an Affiliate may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Holding Company or the Issuer Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Parent Guarantee, as applicable) pursuant to this Prospectus until the Holding Company or the Issuer Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Holding

Company or the Issuer Trust has given notice that the sale of the New Capital Securities (or the New Parent Guarantee, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

    Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

    In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the certificate numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

    All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Holding Company and the Issuer Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Holding Company, the Issuer Trust, any affiliates or assigns of the Holding Company or the Issuer Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

    Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date (as defined herein) with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after December 26, 1996.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Holding Company and the Issuer Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists:

        (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

        (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Holding Company's and the Issuer Trust's judgment, would reasonably be expected to impair the ability of the Issuer Trust or the Holding Company to proceed with the Exchange Offer;

        (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Holding Company's and the Issuer Trust's judgment, would reasonably be expected to impair the ability of the Issuer Trust or the Holding Company to proceed with the Exchange Offer;

        (d) a banking moratorium shall have been declared by United States federal or Utah or New York State authorities which, in the Holding Company's and the Issuer Trust's judgment, would reasonably be expected to impair the ability of the Issuer Trust or the Holding Company to proceed with the Exchange Offer;

        (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Issuer Trust's judgment, would reasonably be expected to impair the ability of the Issuer Trust or the Holding Company to proceed with the Exchange Offer;

        (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Holding Company or the Issuer Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Holding Company and the Issuer Trust shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

        (g) any change, or any development involving a prospective change, in the business or financial affairs of the Issuer Trust or the Holding Company or any of its subsidiaries has occurred which, in the judgment of the Holding Company and the Issuer Trust, might materially impair the ability of the Issuer Trust or the Holding Company to proceed with the Exchange Offer.

    If the Holding Company and the Issuer Trust determine in their sole discretion that any of the foregoing events or conditions has occurred or exists, the Holding Company and the Issuer Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Holding Company and the Issuer Trust will promptly disclose such waiver by means of an amended or supplemented Prospectus that will be distributed to the registered holders of the Old Capital Securities, and the Holding Company and the Issuer Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

    Chemical Trust Company of California has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal, all whether by registered or certified mail, by hand or by overnight courier, should be directed to the Exchange Agent as follows:

       Chemical Trust Company of California
       c/oThe Chase Manhattan Bank
          55 Water Street, Room 234, North Building
          New York, New York 10041
       Attention: Mr. Luis Padilla or Mr. Carlos Estevez
       Telephone: (212) 658-0458

and if by facsimile, to (212) 638-7380 or 7381, Attention: Mr. Luis Padilla

    Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

    The Holding Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Holding Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

    Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

    Neither the Holding Company nor the Issuer Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Holding Company expects that the exchange of Old Capital Securities for New Capital Securities should not be a taxable exchange for federal income tax purposes, and the holders of Old Capital Securities should not recognize any taxable gain or loss or any interest income as a result of such exchange.

                         DESCRIPTION OF NEW SECURITIES

DESCRIPTION OF CAPITAL SECURITIES

    Pursuant to the terms of the Trust Agreement for the Issuer Trust, the Issuer Trustees on behalf of the Issuer Trust have issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent preferred undivided beneficial interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the New Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trustees.

    GENERAL

    The Capital Securities (including the Old Capital Securities and the New Capital Securities) will be limited to $200,000,000 aggregate Liquidation Amount outstanding. The Capital Securities rank PARI PASSU, and payments will be made thereon PRO RATA, with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Junior Subordinated Debentures is held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Capital Securities but does not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Issuer Trust does not have funds on hand available to make such payments. See "-- Description of Guarantee."

    DISTRIBUTIONS

    Distributions on the Capital Securities are cumulative and will accumulate from December 26, 1996 at the annual rate of 8.536% of the stated Liquidation Amount of $1,000, payable semi-annually in arrears on June 15 and December 15 of each year (each a "Distribution Date"), to the holders of the Capital Securities at the close of business on the fifteenth day (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. The first Distribution Date for the Capital Securities will be June 15, 1997. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. If any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

    So long as no Debenture Event of Default has occurred and is continuing, the Bank has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, semi-annual Distributions on the Capital Securities will be deferred by the Issuer Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 8.536% thereof, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Bank may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Bank's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Bank that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Bank in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Bank (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of an exchange or conversion of any class or series of the Bank's capital stock (or any capital stock of a subsidiary of the Bank) for any class or series of the Bank's capital stock or of any class or series of the Bank's indebtedness for any class or series of the Bank's capital stock, (c) the purchase of fractional interests in shares of the Bank's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Bank may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semiannual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Bank may elect to begin a new Extension Period. There is no limitation on the number of times that the Bank may elect to begin an Extension Period. See "-- Description of Junior Subordinated Debentures -- Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

    The Bank has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

    The revenue of the Issuer Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of the Capital Securities. See "-- Description of Junior Subordinated Debentures." If the Bank does not make payments on the Junior Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions or other amounts payable on the Capital Securities. The payment of Distributions and other amounts payable on the Capital Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Bank on a limited basis as set forth herein under "-- Description of Guarantee."

    REDEMPTION

    Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Bank upon the concurrent redemption of such Junior Subordinated Debentures. See "-- Description of Junior Subordinated Debentures -- Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption PRO RATA of the Capital Securities and the Common Securities. The amount of premium, if any, paid by the Bank upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption PRO RATA of the Capital Securities and the Common Securities.

    The Bank has the right to redeem the Junior Subordinated Debentures (i) on or after December 15, 2006, in whole at any time or in part from time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below). A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Capital Securities and Common Securities.

    The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices. expressed in percentages of the Liquidation Amount (as defined below), together with accumulated Distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning December 15 of the year indicated below:

                                           REDEMPTION
YEAR                                         PRICE
----------------------------------------  ------------
2006....................................     104.2680%
2007....................................     103.8412
2008....................................     103.4144
2009....................................     102.9876
2010....................................     102.5608
2011....................................     102.1340
2012....................................     101.7072
2013....................................     101.2804
2014....................................     100.8536
2015....................................     100.4268

and at 100% on or after December 15, 2016.

    The Redemption Price, in the case of a redemption prior to December 15, 2006 following a Tax Event, Investment Company Event or Capital Treatment Event as described under (ii) above, will equal for each Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of Junior Subordinated Debentures together with accumulated Distributions to but excluding the date fixed for redemption. The "Make-Whole Amount" will be equal to the greater of
(i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debentures on December 15, 2006, together with the present values of scheduled payments of interest from the Redemption Date to December 15, 2006 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate.

    "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate plus (i) 1.55% if such Redemption Date occurs on or before December 15, 1997 or (ii) 0.50% if such Redemption Date occurs after December 15, 1997.

    "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

    "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

    "Comparable Treasury Issue" means with respect to any Redemption Date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 15, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

    "Quotation Agent" means Goldman, Sachs & Co. and their successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Bank shall substitute therefor another Primary Treasury Dealer.

    "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Bank.

    "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

    "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

    "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

    "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

    "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Bank experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Bank on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Bank, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Bank experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

    "Capital Treatment Event" means the reasonable determination by the Bank that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Bank will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as at least "Tier 2 Capital" or the then equivalent thereof) for purposes of the risk-based capital guidelines of the OCC, as then in effect and applicable to the Bank, or (ii) the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Capital Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Holding Company.

    PAYMENT OF ADDITIONAL SUMS. If a Tax Event described in clause (i) or (iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all of the Junior Subordinated Debentures, the Bank will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

    "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Capital Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

    REDEMPTION PROCEDURES

    Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

    If the Issuer Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for Option of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Bank pursuant to the Guarantee as described under "-- Description of Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

    Subject to applicable law (including, without limitation, United States federal securities laws), the Bank or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

    If less than all of the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated PRO RATA to the Capital Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a PRO RATA basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption or if the Capital Securities are then held in the form of a Global Capital Security (as defined below), in accordance with DTC's customary procedures, provided, in each case, that each holder of any Capital Securities has at least 250 Capital Securities remaining after the redemption. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Bank defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer Trust or the Bank pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof) called for redemption.

    SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made PRO RATA based on the Liquidation Amount of such Capital Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Bank to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

    In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effect of all such Events of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "-- Events of Default; Notice" and "-- Description of Junior Subordinated Debentures -- Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

    LIQUIDATION DISTRIBUTION UPON TERMINATION

    The amount payable on the Capital Securities in the event of any liquidation of the Issuer Trust is $1,000 per Capital Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

    The holders of all of the outstanding Common Securities have the right at any time to terminate the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust.

    The OCC's risk-based capital guidelines currently provide that a national bank's capital instruments may be redeemed prior to maturity with the prior approval of the OCC, and that the OCC typically will consider requests for the redemption of capital instruments when the instruments are to be redeemed with the proceeds of, or are replaced by, a like amount of a similar or higher quality capital instrument. The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

    In the event the Bank, while a holder of Common Securities, terminates the Issuer Trust prior to the stated maturity of the Capital Securities and the termination of the Issuer Trust is deemed to constitute the redemption of capital instruments by the OCC or the Federal Reserve under their respective risk-based capital guidelines or policies, the termination of the Issuer Trust by the Bank may be subject to the prior approval of the OCC or the Federal Reserve. Moreover, any changes in applicable law, changes in the OCC's or the Federal Reserve's risk-based capital guidelines or policies, or changes to the OCC's or Federal Reserve's classification of the Capital Securities or Junior Subordinated Debentures for risk-based capital purposes, could impose a requirement on the Bank that it obtain the prior approval of the OCC, or impose a requirement on the Holding Company that it obtain the prior approval of the Federal Reserve, to terminate the Issuer Trust.

    Pursuant to the Trust Agreement, the Issuer Trust will automatically terminate upon expiration of its term or, if earlier, will terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the holders of the Common Securities; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to terminate the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities); (iii) redemption of all of the Trust Securities as described under "-- Redemption" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

    If termination of the Issuer Trust occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Capital Securities shall be paid on a PRO RATA basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation PRO RATA with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Bank to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities.

    After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and
(iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

    If the Bank does not redeem the Junior Subordinated Debentures prior to maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

    There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a termination and liquidation of the Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

    EVENTS OF DEFAULT; NOTICE

    Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Capital Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the occurrence of a Debenture Event of Default (see "-- Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

        (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

        (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

        (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Bank by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

        (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

    Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of Trust Securities, the Administrative Trustees and the Bank, unless such Event of Default has been cured or waived. The Bank, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

    If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Bank to pay any amounts in respect of the Junior Subordinated Debentures when due, the Capital Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Capital Securities as described above. See "-- Subordination of Common Securities," "-- Liquidation Distribution Upon Termination" and "-- Description of Junior Subordinated Debentures -- Debenture Events of Default."

    The existence of an Event of Default does not entitle the holders of Capital Securities to accelerate the maturity thereof.

    REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

    Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the Holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove the Property Trustee or the Delaware Trustee, with or without cause. In no event will holders of Capital Securities have the right to vote to appoint Administrative Trustees, which voting rights are vested exclusively in the Bank as holder of the Common Securities. If the Property Trustee or the Delaware Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $10,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

    MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

    Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

    MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUST

    The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, so long as (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Bank or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, offer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

    VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

    Except as provided below and under "-- Removal of Issuer Trustees; Appointment of Successors" and "-- Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

    The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which are not inconsistent with the other provisions of the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation or will be taxable as a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's not being taxable as a corporation or as other than a grantor trust for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

    So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, except that if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of the holders of the Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes on account of such action.

    Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in the Trust Agreement.

    No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the Trust Agreement.

    Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Bank, the Issuer Trustees or any affiliate of the Bank or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

    BOOK ENTRY, DELIVERY AND FORM

    The Capital Securities will be issued in fully registered form in minimum blocks of at least 250 (representing a minimum of $250,000 aggregate Liquidation Amount) and the Capital Securities must at all times be held in blocks of at least 250.

    The New Capital Securities initially will be represented by a global Capital Security (the "Global Capital Security") which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Except as set forth below, record ownership of the Global Capital Security may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

    An owner of a beneficial interest in a Global Capital Security may hold its interest in the Global Capital Security directly through DTC if such person is a participant in DTC, or indirectly through organizations that are participants in DTC ("Participants"). Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

    Except as provided below, owners of beneficial interests in the Global Capital Security will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders thereof.

    Payment of Distributions on, and the Redemption Price of, the Global Capital Security will be made to Cede, the nominee for DTC, as the registered holder of the Global Capital Security, by wire transfer of immediately available funds on each Distribution Date or Redemption Date. Neither the Bank nor the Issuer Trustees (or any securities registrar, paying agent or exchange agent under the Trust Agreement) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Capital Security, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

    The Bank and the Issuer Trust have been informed by DTC that, with respect to any payment of Distributions on, or the Redemption Price of, the Global Capital Security, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the Capital Securities represented by the Global Capital Security, as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Capital Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Capital Securities represented by the Global Capital Security held through such Participants will be the responsibility of such Participants, as is the case with securities held for the accounts of customers registered in "street name."

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in Capital Securities represented by the Global Capital Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Furthermore, the laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Capital Security to such persons may be limited.

    DTC has advised the Bank and the Issuer Trust that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Security are credited and only in respect of the aggregate Liquidation Amount of the Capital Securities represented by the Global Capital Security as to which such Participant or Participants has or have given such direction.

    DTC has advised the Bank and the Issuer Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchaser. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Capital Security among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Global Capital Security is exchangeable for definitive Capital Securities in registered certificated form if (i) DTC advises the Bank and the Property Trustee that it is no longer willing or able to properly discharge its responsibilities with respect to the Global Capital Security, and the Property Trustee is unable to locate a qualified successor, (ii) the Issuer Trust at its option advises DTC in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Debenture Event of Default. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

    So long as DTC or its nominee is the registered holder of the Global Capital Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Security for all purposes under the Trust Agreement. Except as provided above, owners of beneficial interests in the Global Capital Security will not be entitled to have any of the individual Capital Securities represented by the Global Capital Security registered in their names, will not receive or be entitled to receive physical delivery of any such Capital Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement.

    PAYMENT AND PAYING AGENCY

    Payments in respect of the Capital Securities held in global form will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Bank. If the Property Trustee is no longer the Paying Agent, the Administrative Trustees will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrative Trustees and the Bank) to act as Paying Agent.

    REGISTRAR AND TRANSFER AGENT

    The Property Trustee will act as registrar and transfer agent for the Capital Securities.

    Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the Capital Securities after the Capital Securities have been called for redemption.

    INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, or construe ambiguous provisions in the Trust Agreement, or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Trust Securities are entitled under the Trust Agreement to vote, then the Property Trustee will take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

    For information concerning the relationships between Chemical Trust Company of California, the Property Trustee, and the Bank, see "-- Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

    MISCELLANEOUS

    The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Bank for United States federal income tax purposes. In this connection, the Bank and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Bank and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

    Holders of the Capital Securities have no preemptive or similar rights.

    The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture, under which Chemical Trust Company of California is acting as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.

    GENERAL

    Concurrently with the issuance of the Old Capital Securities, the Issuer Trust invested the proceeds thereof, together with the consideration paid by the Bank for the Common Securities, in the Junior Subordinated Debentures issued by the Bank. The Junior Subordinated Debentures bear interest, accruing from December 26, 1996, at the annual rate of 8.536% of the principal amount thereof, payable semi-annually in arrears on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing June 15, 1997, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by two. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.536%, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. The term "interest" as used herein includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable. The Junior Subordinated Debentures will mature on December 15, 2026.

    The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Bank. The Junior Subordinated Debentures will not be subject to a sinking fund and will not be eligible as collateral for any loan made by the Bank. The federal banking agencies possess broad powers to take corrective action as deemed appropriate for an insured depository institution, including without limitation, under certain circumstances, the ability to prohibit the payment of principal or interest on subordinated debt. See "Supervision, Regulation and Other Matters." The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Bank, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture that the Bank may enter into in the future or otherwise. See "-- Subordination."

    OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as no Debenture Event of Default has occurred and is continuing, the Bank has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, the Bank must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.536%, compounded semi-annually and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by two. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

    During any such Extension Period, the Bank may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Bank's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Bank that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Bank in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Bank (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(b) as a result of an exchange or conversion of any class or series of the Bank's capital stock (or any capital stock of a subsidiary of the Bank) for any class or series of the Bank's capital stock or of any class or series of the Bank's indebtedness for any class or series of the Bank's capital stock, (c) the purchase of fractional interests in shares of the Bank's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock). Prior to the termination of any such Extension Period, the Bank may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semiannual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Bank may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Bank must give the Issuer Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Bank's election to begin a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Bank may elect to begin an Extension Period.

    REDEMPTION

    The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Bank (i) on or after December 15, 2006, in whole at any time or in part from time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "-- Description of Capital Securities -- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Capital Securities.

    The OCC's risk-based capital guidelines currently provide that a national bank's capital instruments may be redeemed prior to maturity with the prior approval of the OCC, and that the OCC typically will consider requests for the redemption of capital instruments when the instruments are to be redeemed with the proceeds of, or are replaced by, a like amount of a similar or higher quality capital instrument. The Federal Reserve's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the Federal Reserve before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the Federal Reserve considers the organization's capital position to be fully adequate after the redemption).

    The redemption of the Junior Subordinated Debentures by the Bank prior to their Stated Maturity would constitute the redemption of capital instruments under the OCC's current risk-based capital guidelines and may be subject to the prior approval of the OCC. The redemption of the Junior Subordinated Debentures also could be subject to the additional prior approval of the Federal Reserve under its current risk-based capital guidelines.

    The redemption price for Junior Subordinated Debentures in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning December 15 of the years indicated below:

                                           REDEMPTION
YEAR                                         PRICE
----------------------------------------  ------------
2006....................................     104.2680%
2007....................................     103.8412
2008....................................     103.4144
2009....................................     102.9876
2010....................................     102.5608
2011....................................     102.1340
2012....................................     101.7072
2013....................................     101.2804
2014....................................     100.8536
2015....................................     100.4268

and at 100% on or after December 15, 2016.

    The redemption price for Junior Subordinated Debentures, in the case of a redemption prior to December 15, 2006 following a Tax Event, Investment Company Event or Capital Treatment Event, as described under (ii) above, will equal the Make-Whole Amount (as defined under "-- Description of Capital Securities Redemption"), together with accrued interest to but excluding the date fixed for redemption.

    ADDITIONAL SUMS

    The Bank has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Bank will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "-- Description of Capital Securities -- Redemption."

    REGISTRATION, DENOMINATION AND TRANSFER

    The Junior Subordinated Debentures will initially be registered in the name of the Property Trustee, as trustee of the Issuer Trust. If the Junior Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "-- Description of Capital Securities -- Book Entry, Delivery and Form."

    Payments on Junior Subordinated Debentures represented by a global security will be made to Cede, the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "-- Description of the Capital Securities -- Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee or at the offices of any paying agent or transfer agent appointed by the Bank, provided that payment of interest may be made at the option of the Bank by check mailed to the address of the persons entitled thereto or by wire transfer.

    The Junior Subordinated Debentures will be issuable only in registered form without coupons in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

    Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Debenture or at the office of any transfer agent designated by the Bank for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Bank will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. The Bank may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

    In the event of any redemption, neither the Bank nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

    Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Bank in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Bank, be repaid to the Bank and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Bank for payment thereof.

    RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF THE BANK

    The Bank has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Bank's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Bank that rank PARI PASSU in all respects with or junior in interest to the Junior Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Bank in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Bank (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable event, (b) as a result of an exchange or conversion of any class or series of the Bank's capital stock (or any capital stock of a subsidiary of the Bank) for any class or series of the Bank's capital stock or of any class or series of the Bank's indebtedness for any class or series of the Bank's capital stock, (c) the purchase of fractional interests in shares of the Bank's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks PARI PASSU with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Bank has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) that the Bank has not taken reasonable steps to cure, (ii) if the Junior Subordinated Debentures are held by the Issuer Trust, the Bank is in default with respect to its payment of any obligations under the Guarantee or (iii) the Bank has given notice of its selection of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

    The Bank has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Bank's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, wind-up or liquidate the Issuer Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

    MODIFICATION OF JUNIOR SUBORDINATED INDENTURE

    From time to time the Bank, the Holding Company and the Debenture Trustee may, without the consent of the holders of the Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interests of the holders of the Junior Subordinated Debentures or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Bank and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture. Furthermore, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

    DEBENTURE EVENTS OF DEFAULT

    The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

         (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

        (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

        (iii) failure to observe or perform in any material respect certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Bank from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

        (iv) certain events of bankruptcy, insolvency or reorganization of the Bank.

    For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in

"-- Description of Capital Securities -- Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

    The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.

    The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. See "-- Modification of Junior Subordinated Indenture." The Bank is required to file annually with the Debenture Trustee a certificate as to whether or not the Bank is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

    If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

    ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

    If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Bank to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against the Bank for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). The Bank may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. The Bank will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Capital Securities by the Bank in connection with a Direct Action.

    The holders of the Capital Securities would not be able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "-- Description of Capital Securities -- Events of Default; Notice."

    CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The Junior Subordinated Indenture provides that the Bank may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Bank or convey, transfer or lease its

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properties and assets substantially as an entirety to the Bank, unless (i) if the Bank consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Bank's obligations in respect of the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

    The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Bank that may adversely affect holders of the Junior Subordinated Debentures.

    SATISFACTION AND DISCHARGE

    The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at the Stated Maturity within one year, and the Bank deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Bank's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Bank will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

    SUBORDINATION

    The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Bank. If the Bank defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

    As used herein, "Senior Indebtedness" of the Bank means any obligation of the Bank to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Indebtedness, whether now outstanding or hereinafter incurred. Senior Indebtedness of the Bank includes, without limitation, the Bank's outstanding subordinated debt securities, any subordinated debt securities issued in the future with substantially similar subordination terms, and the Bank's obligations to depositors, its obligations under banker's acceptances and letters of credit and its obligations to other creditors, including its obligations to any Federal Reserve Bank and the FDIC (except for obligations to the FDIC under Section 1815(c) of Title 12 of the United States Code which requires banks to indemnify the FDIC for its losses arising from any failed, commonly controlled bank) but does not include (a) any obligations of the Bank that, when incurred and without respect to any election under IIII(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Bank, (b) any obligation of the Bank to any of its subsidiaries, (c) obligations to any employee of the Bank, (d) any Junior Subordinated Debentures, (e) trade accounts payable of the Bank and (f) accrued liabilities arising in the ordinary course of business of the Bank. As of September 30, 1996, the Bank had $4.9 billion of Senior Indebtedness outstanding.

    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Bank, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding up of the Bank, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Bank for the benefit of creditors or (iv) any other marshalling of the assets of the Bank, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

    In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Bank ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Bank the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Bank ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Bank, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Bank. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

    The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Bank. The Bank expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

    PARENT GUARANTEE

    Pursuant to the Junior Subordinated Indenture, the Holding Company has irrevocably and unconditionally guaranteed the obligations of the Bank under the Old Junior Subordinated Debentures (the "Old Debenture Guarantee"). Pursuant to the Exchange Offer, the Holding Company will exchange the Old Debenture Guarantees for the New Debenture Guarantees as soon as practicable after the date hereof. See "-- Parent Guarantee" and "The Exchange Offer."

    GOVERNING LAW

    The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

    INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The Debenture Trustee, other than during the occurrence and continuance of a default by the Bank in performance of its obligations under the Junior Subordinated Debenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

    Chemical Trust Company of California, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Bank or its subsidiaries relating to other issues of their securities. In addition, the Bank and certain of its affiliates may have other banking relationships with Chemical Trust Company of California and its affiliates.

DESCRIPTION OF GUARANTEE

    The Old Guarantee was executed and delivered by the Bank concurrently with the issuance of the Old Capital Securities by the Issuer Trust for the benefit of the holders from time to time of the Old Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Bank for the New Guarantee, and the guarantee by the Holding Company of the Old Guarantee will be exchanged by the Bank for an identical guarantee of the Holding Company of the Bank's obligations under the New Guarantee (together with the New Debenture Guarantee, the "New Parent Guarantee"). Chemical Trust Company of California will act as Guarantee Trustee under the New Guarantee. The New Parent Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

    GENERAL

    The Bank has irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time,
(ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
(a) the Liquidation Distribution, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Bank's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Bank to the holders of the Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

    The Guarantee will be an irrevocable guarantee on a subordinated basis of the Issuer Trust's obligations under the Capital Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

    If the Bank does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Capital Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Bank. See "-- Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Bank, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Bank may enter into in the future or otherwise.

    The Bank has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Junior Subordinated Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures, the Guarantee, the Expense Agreement and the Parent Guarantee."

    STATUS OF THE GUARANTEE

    The Guarantee will constitute an unsecured obligation of the Bank and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Bank in the same manner as the Junior Subordinated Debentures.

    The Guarantee will constitute a guarantee of payment and not of collection (I.E., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Capital Securities of the Junior Subordinated Debentures.

    AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "-- Description of Capital Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Bank and shall inure to the benefit of the holders of the Capital Securities then outstanding.

    EVENTS OF DEFAULT

    An event of default under the Guarantee will occur upon the failure of the Bank to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such nonpayment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

    Any registered holder of Capital Securities may institute a legal proceeding directly against the Bank to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

    The Bank, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Bank is in compliance with all the conditions and covenants applicable to it under the Guarantee.

    INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, other than during the occurrence and continuance of a default by the Bank in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

    For information concerning the relationship between Chemical Trust Company of California, the Guarantee Trustee, and the Bank, see "-- Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

    TERMINATION OF THE GUARANTEE

    The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities, upon full payment of the amounts payable with respect to the Capital Securities upon liquidation of the Issuer Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

    PARENT GUARANTEE

    The Holding Company will irrevocably and unconditionally guarantee the obligations of the Bank under the Guarantee. See "-- Parent Guarantee."

    GOVERNING LAW

    The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

    Pursuant to an Agreement as to Expenses and Liabilities entered into by the Bank under the Trust Agreement (as amended or supplemented from time to time, the "Expense Agreement"), the Bank, as holder of the Common Securities, has irrevocably and unconditionally guaranteed to each person or entity to whom the Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to holders of the Trust Securities of the amounts due such holders pursuant to the terms of the Trust Securities. The Expense Agreement constitutes an unsecured obligation of the Bank and ranks subordinate and junior in right of payment to all Senior Indebtedness of the Bank in the same manner as the Guarantee and the Junior Subordinated Debentures.

PARENT GUARANTEE

    Pursuant to the Indenture and the Guarantee Agreement, the Holding Company has irrevocably and unconditionally guaranteed to the holders of the Junior Subordinated Debentures and the Old Guarantee, and pursuant to the Exchange Offer, the Holding Company will irrevocably and unconditionally guarantee to the holders of the Junior Subordinated Debentures and the New Guarantee, the full payment of all amounts payable by the Bank under the Junior Subordinated Debentures and the Guarantees (such guarantee, the "Parent Guarantee").

    The Parent Guarantee constitutes an unsecured obligation of the Holding Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Holding Company.

    As used herein, "Senior Indebtedness" of the Holding Company means any obligation of the Holding Company to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not Senior Indebtedness, but does not include trade accounts payable and accrued liabilities arising in the ordinary course of business. Senior Indebtedness of the Holding Company includes the Holding Company's outstanding subordinated debt securities and any subordinated debt securities issued by the Holding Company in the future with substantially similar subordination terms, but does not include any junior subordinated debt securities issued by the Holding Company in the future with subordination terms substantially similar to those of the Junior Subordinated Debentures. Substantially all of the existing indebtedness of the Holding Company constitutes Senior Indebtedness. As of September 30, 1996, the Holding Company had approximately $59.1 million of Senior Indebtedness outstanding. Neither the Parent Guarantee nor the Junior Subordinated Indenture place any limitation on the amount of additional Senior Indebtedness that may be incurred by the Holding Company. The Holding Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

    The Parent Guarantee constitutes a guarantee of payment and not of collection (I.E., the guaranteed party may institute a legal proceeding directly against the Holding Company to enforce its rights under the Parent Guarantee without first instituting a legal proceeding against any other person or entity). The Parent Guarantee will be held by the Debenture Trustee and the Guarantee Trustee for the respective benefit of the holders of the Junior Subordinated Debentures and the Guarantee. The Parent Guarantee will not be discharged except by payment of all obligations of the Bank under the Junior Subordinated Debentures and the Guarantee in full to the extent not paid by the Bank.

    Any registered holder of Junior Subordinated Debentures and any holder of the Guarantee may institute a legal proceeding directly against the Holding Company to enforce its rights under the Parent Guarantee without first instituting a legal proceeding against the Bank, the Issuer Trust, the Debenture Trustee, the Guarantee Trustee or any other person or entity.

                         DESCRIPTION OF OLD SECURITIES

    The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); and (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon. The Old Securities provide that,
in the event that the Exchange Offer is not consummated on or prior to       ,
1997, or in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the
Old Capital Securities is not declared effective on or prior to       , 1997,
then interest will accrue (in addition to the interest rate on the Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Capital Securities, for the period from the occurrence of such event until the earlier of such time as the Exchange Offer is consummated, any required Shelf Registration Statement is effective or the date that is three years from the original issuance of the Old Capital Securities. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

 RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES,
         THE GUARANTEE, THE EXPENSE AGREEMENT AND THE PARENT GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Bank as and to the extent set forth under "Description of New Securities -- Description of Guarantee." Taken together, the Bank's

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obligations under the Junior Subordinated Debentures, the Junior Subordinated
Indenture, the Trust Agreement, the Expense Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. If and to the extent that the Bank does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Capital Securities is to institute a legal proceeding directly against the Bank for enforcement of payment of the Bank's obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

    The obligations of the Bank under the Junior Subordinated Debentures, the Guarantee and the Expense Agreement are subordinate and junior in right of payment to all Senior Indebtedness.

PARENT GUARANTEE

    Payments by the Bank under the Junior Subordinated Debentures and the Guarantee are irrevocably guaranteed by the Holding Company. Therefore, if and to the extent that the Bank does not make payments on the Junior Subordinated Debentures, the Holding Company is obligated to make such payments, and to the extent that such payments are made, the Issuer Trust will have sufficient funds to pay Distributions on the Capital Securities. In such instance, if the Bank does not make or cause the Issuer Trust to make payments due under the Guarantee, the Holding Company, to the extent the Issuer Trust has such funds available, will be obligated to make such payments under the Guarantee.

SUFFICIENCY OF PAYMENTS

    As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Capital Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities; (iii) the Bank, as holder of the Common Securities, will pay for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

    Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Bank has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Bank has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee or in connection with a Direct Action.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

    A holder of any Capital Security may institute a legal proceeding directly against the Bank to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of New Securities -- Description of Guarantee." In addition, a holder of any Capital Security may institute a legal proceeding directly against the Holding Company to enforce its rights under the Parent Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Debenture Trustee, the Bank, the Issuer Trust or any other person or entity. See "Description of New Securities -- Parent Guarantee."

    A default or event of default under any Senior Indebtedness of the Bank would not constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Bank, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of New Securities -- Description of Junior Subordinated Debentures -- Subordination."

LIMITED PURPOSE OF ISSUER TRUST

    The Capital Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Bank payments on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Issuer Trust (or from the Bank under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

    Upon any voluntary or involuntary termination, winding-up or liquidation of the Issuer Trust, other than any such termination, winding-up or liquidation involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of New Securities -- Description of Capital Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Bank, the Property Trustee, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Bank, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any stockholders of the Bank receive payments or distributions. Since the Bank is the guarantor under the Guarantee and has agreed under the Expense Agreement to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Capital Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to stockholders of the Bank in the event of liquidation or bankruptcy of the Bank are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. This summary only addresses the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Capital Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for United States federal income tax purposes,
(iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Capital Securities as capital assets.

    The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, counsel to the Bank and the Issuer Trust. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In particular, legislation has been proposed in the past that could adversely affect the Bank's ability to deduct interest on the Junior Subordinated Debentures, which may in turn permit the Bank to cause a redemption of the Capital Securities. See "-- Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the United States federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below.

    PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE UNITED STATES FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES AND THE ISSUER TRUST

    Under current law and assuming compliance with the terms of the Trust Agreement and certain factual matters, the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Capital Securities (a "Securityholder") will be required to include in its gross income its PRO RATA share of the interest income, including original issue discount ("OID"), paid or accrued with respect to the Junior Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "-- Interest Income and Original Issue Discount." The Junior Subordinated Debentures will be classified as indebtedness of the Bank for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a contingency that stated interest will not be timely paid that is "remote" because of the terms of the relevant debt instrument will be ignored in determining whether such debt instrument is issued with OID. As a result of the terms and conditions of the Junior Subordinated Debentures that prohibit certain payments with respect to the Bank's capital stock and indebtedness if the Bank elects to extend interest payment periods, the Bank believes that the likelihood of its exercising its option to defer payments of interest is remote. Based on the foregoing, the Bank believes that the Junior Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Junior Subordinated Debentures. The following discussion assumes that unless and until the Bank exercises its option to defer interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will not be treated as issued with OID.

    Under the Regulations, if the Bank exercises its option to defer any payment of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a Securityholder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Bank would not make any actual cash payments during an Extension Period.

    The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation herein.

    Because income on the Capital Securities will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

    Subsequent uses of the term "interest" in this summary include income in the form of OID.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO SECURITYHOLDERS

    Under current law, a distribution by the Issuer Trust of the Junior Subordinated Debentures as described under the caption "Description of New Securities -- Description of Capital Securities -- Liquidation Distribution Upon Termination" will be non-taxable and will result in the Securityholder receiving directly his or her PRO RATA share of the Junior Subordinated Debentures previously held indirectly through the Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. If, however, the liquidation of the Issuer Trust were to occur because the Issuer Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of Junior Subordinated Debentures to Securityholders by the Issuer Trust would be a taxable event to the Issuer Trust and each Securityholder, and the Securityholder would recognize gain or loss as if the Securityholder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon the liquidation of the Issuer Trust. A Securityholder will include interest in income in respect of Junior Subordinated Debentures received from the Issuer Trust in the manner described above under "-- Interest Income and Original Issue Discount."

SALES OR REDEMPTIONS OF CAPITAL SECURITIES

    A Securityholder that sells (including a redemption for cash) Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming that the Bank does not exercise its option to defer payment of interest on the Junior Subordinated Debentures, a Securityholder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Junior Subordinated Debentures are deemed to be issued with OID as a result of the Bank's deferral of any interest payment, a Securityholder's tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includible in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such Securityholder's PRO RATA share of the Junior Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

    Should the Bank exercise its option to defer any payment of interest on the Junior Subordinate Debentures, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debentures to the date of disposition as OID, but may not receive the cash related thereto. However, such Securityholder will add such amount to its adjusted tax basis in the Capital Securities. To the extent the selling price is less than the Securityholder's adjusted tax basis, such Securityholder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

    Although the matter is not free from doubt, an exchange of Old Capital Securities for New Capital Securities should not be taxable to Securityholders.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    The amount of interest income paid or accrued on the Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

    Payment of the proceeds from the disposition of Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the Securityholder establishes an exemption from information reporting and backup withholding.

    Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.

    It is anticipated that income on the Capital Securities will be reported to Securityholders on Form 1099 and mailed to Securityholders by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

    On March 19, 1996, the Revenue Reconciliation Bill, the revenue portion of President Clinton's budget proposal, was introduced in the 104th Congress. If enacted, the Revenue Reconciliation Bill would have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provisions of the Revenue Reconciliation Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If a similar provision were to apply to the Junior Subordinated Debentures, the Bank would be unable to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. Under current law, the Bank will be able to deduct interest on the Junior Subordinated Debentures. Although the 104th Congress adjourned without enacting the above-described provisions of the Revenue Reconciliation Bill, there can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Bank to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Bank to cause a redemption of the Capital Securities, as described more fully in this Prospectus under "Description of New Securities -- Description of Capital Securities -- Redemption."

                          CERTAIN ERISA CONSIDERATIONS

    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

    Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these

"prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

    Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Issuer Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Issuer Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

    Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Issuer Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Issuer Trust, less than 25% of the value of each class of equity interests in the Issuer Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and initially held by the Bank.

    Certain transactions involving the Issuer Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and the assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer Trust. For example, if the Bank is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Bank or other subsidiaries), extensions of credit between the Bank and the Issuer Trust (as represented by the Junior Subordinated Debentures and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, UNLESS exemptive relief were available under an applicable administrative exemption (see below).

    The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Capital Securities if assets of the Issuer Trust were deemed to be "plan assets" of Plans investing in the Issuer Trust as described above. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by qualified professional asset managers).

    Because the Capital Securities may be deemed to be equity interests in the Issuer Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, UNLESS such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38,

90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. If a purchaser or holder of the Capital Securities that is a Plan or a Plan Asset Entity elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Bank and the Issuer Trust may require a satisfactory opinion of counsel or other evidence with respect to the availability of such exemption for such purchase and holding.

    Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Issuer Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption.

                   SUPERVISION, REGULATION AND OTHER MATTERS

    The following information is not intended to be an exhaustive description of the statutes and regulations applicable to the Bank or the Corporation. The discussion is qualified in its entirety by reference to all particular statutory or regulatory provisions. Additional information regarding supervision and regulation is included in the documents incorporated herein by reference. See "Additional Information."

    The business of the Bank is influenced by prevailing economic conditions and governmental policies, both foreign and domestic. The actions and policy directives of the Federal Reserve determine to a significant degree the cost and the availability of funds obtained from money market sources for lending and investing. The Federal Reserve's policies and regulations also influence, directly and indirectly, the rates of interest paid by commercial banks on their time and savings deposits. The nature and impact on the Bank of future changes in economic conditions and monetary and fiscal policies, both foreign and domestic, are not predictable.

    The Bank is subject to supervision and examination by federal bank regulatory authorities. The Bank's primary bank regulatory authority is the OCC.

    The federal bank regulatory authorities have each adopted risk-based capital guidelines to which the Bank is subject. These guidelines are based on an international agreement developed by the Basle Committee on Banking Regulations and Supervisory Practices, which consists of representatives of central banks and supervisory authorities in 12 countries including the United States of America. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations, takes off-balance sheet exposures into explicit account in assessing capital adequacy and minimizes disincentives to holding liquid, low-risk assets. Risk-based assets are determined by allocating assets and specified off-balance sheet commitments and exposures into four weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk.

    All banks are required to maintain a minimum total risk-based ratio of 8%, of which half (4%) must be "Tier 1" capital. In addition, the federal bank regulators established leverage ratio (Tier 1 capital to total adjusted average assets) guidelines providing for a minimum leverage ratio of 3% for banks meeting certain specified criteria, including excellent asset quality, high liquidity, low interest rate exposure and the highest regulatory rating. Institutions not meeting these criteria are expected to maintain a ratio which exceeds the 3% minimum by at least 100 to 200 basis points. The federal bank regulatory authorities may, however, set higher capital requirements when a bank's particular circumstances warrant. As of September 30, 1996, the Bank's total risk-based capital ratio was 12.77%, of which 11.51% constituted Tier 1 capital. The Bank's leverage ratio at such date was 6.39%.

    Effective January 17, 1995, the federal bank regulatory agencies, including the FDIC, the Federal Reserve and the OCC, amended their respective agency risk-based capital standards to include concentration of credit risk and the risks of non-traditional activities. The Federal Reserve, the OCC and the FDIC also issued a joint policy statement, effective June 26, 1996, that provides guidance on sound practices for interest rate risk management. The policy describes critical factors affecting the agencies' evaluation of a bank's interest rate risk when making a determination of capital adequacy.

    The federal banking agencies possess broad powers to take corrective action as deemed appropriate for an insured depository institution and its holding companies. The extent of these powers depends upon whether the institution in question is considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Generally, as an institution is deemed to be less well capitalized, the scope and severity of the agencies' powers increase. The agencies' corrective powers can include, among other things, requiring an insured financial institution to adopt a capital restoration plan which cannot be approved unless guaranteed by the institution's parent holding company; placing limits on asset growth and restrictions on activities; placing restrictions on transactions with affiliates; restricting the interest rates the institution may pay on deposits; prohibiting the institution from accepting deposits from correspondent banks; prohibiting the payment of principal or interest on subordinated debt; prohibiting the holding company from making capital distributions without prior regulatory approval; and, ultimately, appointing a receiver for the institution. Business activities may also be influenced by an institution's capital classification. For instance, only a "well capitalized" depository institution may accept brokered deposits without prior regulatory approval and only an "adequately capitalized" depository institution may accept brokered deposits with prior regulatory approval. At September 30, 1996, the Bank exceeded the required ratios for classification as "well capitalized."

    The Bank's deposits are insured by the FDIC and are subject to FDIC insurance assessments. The amount of FDIC assessments paid by individual insured depository institutions is based on their relative risk as measured by regulatory capital ratios and certain other factors. During 1995, the FDIC's Board of Directors significantly reduced premium rates assessed for deposits insured by the Bank Insurance Fund (the "BIF"), resulting in the Bank not currently being assessed a premium on its BIF-insured deposits. With respect to deposits insured by the Savings Association Insurance Fund ("SAIF"), on September 30, 1996, President Clinton signed into law legislation that mandated a one-time assessment on SAIF-insured deposits to recapitalize the SAIF. The legislation also mandates reductions in deposit premium rates on SAIF-insured deposits.

    Under federal law, a financial institution insured by the FDIC under common ownership with a failed institution can be required to indemnify the FDIC for its losses resulting from the insolvency of the failed institution, even if such indemnification causes the affiliated institution also to become insolvent. As a result, the Bank could, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured institutions. In addition, if any insured depository institution becomes insolvent and the FDIC is appointed its conservator or receiver, the FDIC may disaffirm or repudiate any contract or lease to which such institution is a party, the performance of which is determined to be burdensome and the disaffirmance or repudiation of which is determined to promote the orderly administration of the institution's affairs. If Federal law were construed to permit the FDIC to apply these provisions to debt obligations of an insured depository institution, the result could be that such obligations would be prepaid without premium. Federal law also accords the claims of a receiver of an insured depository institution for administrative expenses and the claims of holders of deposit liabilities of such an institution priority over the claims of general unsecured creditors of such an institution in the event of a liquidation or other resolution of such institution.

    The Bank Holding Company Act of 1956, as amended, currently permits adequately capitalized and adequately managed bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions. Effective June 1, 1997, the Bank will have the ability, subject to certain restrictions, including state opt-out provisions, to consolidate with other banking subsidiaries of the Holding Company or to acquire by acquisition or merger branches outside of its home state. States may affirmatively opt-in earlier, which Utah, Arizona and Nevada (among other states) have done. Competition may increase as banks branch across state lines and enter new markets.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Issuer has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer -- Resales of New Capital Securities." The Issuer Trust will not receive any proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                       VALIDITY OF NEW CAPITAL SECURITIES

    Certain matters of Delaware law relating to the validity of the New Capital Securities, the enforceability of the Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Holding Company, the Bank and the Issuer Trust. The validity of the Guarantee, the Parent Guarantee and the Junior Subordinated Debentures will be passed upon for the Bank and the Holding Company by Sullivan & Cromwell, Los Angeles, California and certain matters of Utah law relating to the validity of the Guarantee, the Parent Guarantee and the Junior Subordinated Debentures will be passed upon for the Bank and the Holding Company by Callister Nebeker & McCullough, a Professional Corporation, Salt Lake City, Utah. Certain matters relating to United States federal income tax considerations will be passed upon for the Bank and the Holding Company by Sullivan & Cromwell.

                                    EXPERTS

    The consolidated financial statements of the Corporation and subsidiaries in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                      ZIONS INSTITUTIONAL CAPITAL TRUST A

                              ZIONS BANCORPORATION

    All tendered Old Capital Securities, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Requests for assistance and for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be directed to the Exchange Agent.

                               The Exchange Agent
                           for the Exchange Offer is
                      CHEMICAL TRUST COMPANY OF CALIFORNIA

                                 BY FACSIMILE:
                             (212) 638-7380 or 7381

                          Attention: Mr. Luis Padilla

                             Confirm by telephone:
                                 (212) 658-0458

                        BY REGISTERED OR CERTIFIED MAIL:
                          c/o The Chase Manhattan Bank
                   55 Water Street, Room 234, North Building
                            New York, New York 10041

                Attention:Mr. Luis Padilla or Mr. Carlos Estevez

                                    BY HAND:
                          c/o The Chase Manhattan Bank

                   55 Water Street, Room 234, North Building
                            New York, New York 10041

                Attention:Mr. Luis Padilla or Mr. Carlos Estevez

                             BY OVERNIGHT COURIER:
                          c/o The Chase Manhattan Bank

                   55 Water Street, Room 234, North Building
                            New York, New York 10041

                Attention:Mr. Luis Padilla or Mr. Carlos Estevez

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (1) of Section 16-10a-902 of the Utah Revised Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director of the corporation, or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Notwithstanding the above provision, subsection (4) of Section 16-10a-902 of the Utah Revised Business Corporation Act prohibits a corporation from indemnifying a director under this section in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

    Section 16-10a-903 of the Utah Revised Business Corporation Act provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

    Section 16-10a-904 of the Utah Revised Business Corporation Act empowers a corporation to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 16-10a-902, and a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this part.

    Section 16-10a-905 of the Utah Revised Business Corporation Act provides that unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner: (1) if the court determines that the director is entitled to mandatory indemnification under Section 16-10a-903, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; and (2) if the court determines that the director is fairly reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the applicable standard of conduct set forth in Section 16-10a-902 or was adjudged liable as described in Subsection 16-10a-902(4), the court may order indemnification as the court determines to be proper, except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances in Subsection 16-10a-902(4) is limited to reasonable expenses incurred.

    Section 16-10a-907 of the Utah Revised Business Corporation Act provides that, unless a corporation's articles of incorporation provide otherwise: (1) an officer of the corporation is entitled to mandatory indemnification under
Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and
(3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

    Under the Amended and Restated Trust Agreement, the Bank, as Depositor of the Issuer Trust, has agreed to indemnify each of the Issuer Trustees, and to hold such Issuer Trustees harmless, against any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance of administration of such Trust Agreement, including the costs and expenses of defense against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement or the Amended and Restated Trust Agreement each of which is filed as an exhibit to this Registration Statement.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

   EXHIBIT
     NO.                   DESCRIPTION OF EXHIBIT
--------------             -----------------------------------------------------------------------------------------------------
        4(a)       --      Junior Subordinated Indenture, dated as of December 26, 1996, among Zions Bancorporation, Zions First
                             National Bank and Chemical Trust Company of California, as Debenture Trustee

        4(b)       --      Restated Certificate of Trust of Zions Institutional Capital Trust A

        4(c)       --      Amended and Restated Trust Agreement of Zions Institutional Capital Trust A, dated as of December 26,
                             1996, among Zions Institutional Capital Trust A, Zions First National Bank, as Depositor, Chemical
                             Trust Company of California, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware
                             Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust

        4(d)       --      Form of Capital Security Certificate for Zions Institutional Capital Trust A (included as exhibit E of Exhibit 4(c))

        4(e)       --      Form of Guarantee Agreement

        4(f)       --      Exchange and Registration Rights Agreement, dated as of December 26, 1996, among Zions
                             Bancorporation, Zions First National Bank, Zions Institutional Capital Trust A and Goldman, Sachs &
                             Co., Citicorp Securities, Inc. and Dean Witter Reynolds Inc.

        4(g)       --      Form of Expense Agreement (included as exhibit D of Exhibit 4(c))

        4(h)       --      All instruments defining the rights of holders of long-term debt of Zions Bancorporation and its subsidiaries (Not filed pursuant to clause 4(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the Commission)

        5(a)*      --      Opinion of Callister, Nebeker & McCullough, a Professional Corporation, as to validity of the New
                             Guarantees to be issued by the Holding Company

        5(b)*      --      Opinion of Richards, Layton & Finger as to validity of the New Capital Securities

        5(c)*      --      Opinion of Sullivan & Cromwell as to validity of the New Guarantees to be issued by the Holding
                             Company

        8*         --      Opinion of Sullivan & Cromwell as to certain federal income tax matters

       12*         --      Computation of Consolidated Ratios of Earnings to Fixed Charges

   EXHIBIT
     NO.                   DESCRIPTION OF EXHIBIT
--------------             -----------------------------------------------------------------------------------------------------
       23(a)       --      Consent of KPMG Peat Marwick LLP

       23(b)       --      Consent of Callister, Nebeker & McCullough, a Professional Corporation (included in Exhibit 5(a))

       23(c)       --      Consent of Richards, Layton & Finger (included in Exhibit 5(b))

       23(d)       --      Consent of Sullivan & Cromwell (included in Exhibit 5(c))

       23(e)       --      Consent of Sullivan & Cromwell (included in Exhibit 8)

       24          --      Power of Attorney (included on page II-5)

       25(a)*      --      Form T-1 Statement of Eligibility of Chemical Trust Company of California to act as trustee under the
                             Junior Subordinated Indenture

       25(b)*      --      Form T-1 Statement of Eligibility of Chemical Trust Company of California to act as trustee under the
                             Amended and Restated Trust Agreement

       25(c)*      --      Form T-1 Statement of Eligibility of Chemical Trust Company of California to act as trustee under the
                             Guarantee for the benefit of the holders of Capital Securities

       99(a)*      --      Form of Letter of Transmittal

       99(b)*      --      Form of Notice of Guaranteed Delivery

       99(c)*      --      Form of Letter of Brokers, Dealers, Commercial Banks, Issuer Companies and Other Nominees

       99(d)*      --      Form of Letter from Brokers, Dealers, Commercial Banks, Issuer Companies and Other Nominees to their clients

------------------------

* To be filed by Amendment

ITEM 22. UNDERTAKINGS.

    Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Act, each filing of a Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) which is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Zions Bancorporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on January 23, 1997.

                                ZIONS BANCORPORATION

                                By:  /s/ DALE M. GIBBONS
                                     -------------------------------------------
                                     Name:   Dale M. Gibbons
                                     Title:  Chief Financial Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Harris H. Simmons and Dale
M. Gibbons or any of them, with full power to act alone, his true and lawful attorneys-in-fact, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1993, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 23, 1997.

                   SIGNATURES                   TITLE
  --------------------------------------------  --------------------------------

               /s/ ROY W. SIMMONS
  --------------------------------------------  Chairman and Director
                 Roy W. Simmons

             /s/ HARRIS H. SIMMONS              President, Chief Executive
  --------------------------------------------    Officer and Director
               Harris H. Simmons                  (Principal Executive Officer)

              /s/ DALE M. GIBBONS               Secretary, Senior Vice President
  --------------------------------------------    and Chief Financial Officer
                Dale M. Gibbons                   (Principal Financial Officer)

              /s/ WALTER E. KELLY               Controller (Principal Accounting
  --------------------------------------------    Officer)
                Walter E. Kelly

  --------------------------------------------  Director
                 Jerry C. Atkin

                   SIGNATURES                   TITLE
  --------------------------------------------  --------------------------------

  --------------------------------------------  Director
               Grant R. Caldwell

  --------------------------------------------  Director
                   R. D. Cash

  --------------------------------------------  Director
               Richard H. Madsen

  --------------------------------------------  Director
                Roger B. Porter

              /s/ ROBERT G. SARVER
  --------------------------------------------  Director
                Robert G. Sarver

               /s/ L. E. SIMMONS
  --------------------------------------------  Director
                 L. E. Simmons

                /s/ I. J. WAGNER
  --------------------------------------------  Director
                  I. J. Wagner

             /s/ DALE W. WESTERGARD
  --------------------------------------------  Director
               Dale W. Westergard

    Pursuant to the requirements of the Securities Act of 1933, as amended, Zions Institutional Capital Trust A has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, as of the 23 day of January, 1997.

                                ZIONS INSTITUTIONAL CAPITAL TRUST A

                                By:  Zions First National Bank, as Depositor

                                By:  /s/ DALE M. GIBBONS
                                     -------------------------------------------
                                     Name:   Dale M. Gibbons
                                     Title:  Chief Financial Officer

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                       DESCRIPTION OF EXHIBIT
---------        --------------------------------------------------------------------------------
     4(a)   --   Junior Subordinated Indenture, dated as of December 26, 1996, among Zions
                   Bancorporation, Zions First National Bank and Chemical Trust Company of
                   California, as Debenture Trustee

     4(b)   --   Restated Certificate of Trust of Zions Institutional Capital Trust A

     4(c)   --   Amended and Restated Trust Agreement of Zions Institutional Capital Trust A,
                   dated as of December 26, 1996, among Zions Institutional Capital Trust A, Zion
                   First National Bank, as Depositor, Chemical Trust Company of California, as
                   Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, the
                   Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust

     4(d)   --   Form of Capital Security Certificate for Zions Institutional Capital Trust A
                   (included as exhibit E of Exhibit 4(c))

     4(e)   --   Form of Guarantee Agreement

     4(f)   --   Exchange and Registration Rights Agreement, dated as of December 26, 1996, among
                   Zions Bancorporation, Zions First National Bank, Zions Institutional Capital
                   Trust A and Goldman, Sachs & Co., Citicorp Securities, Inc. and Dean Witter
                   Reynolds Inc.

     4(g)   --   Form of Expense Agreement (included as exhibit D of Exhibit 4(c))

     4(h)   --   All instruments defining the rights of holders of long-term debt of Zions
                   Bancorporation and its subsidiaries (Not filed pursuant to clause 4(iii) of
                   Item 601(b) of Regulation S-K; to be furnished upon request of the Commission)

     5(a)*  --   Opinion of Callister, Nebeker & McCullough, a Professional Corporation, as to
                   validity of the New Guarantees to be issued by the Holding Company

     5(b)*  --   Opinion of Richards, Layton & Finger as to validity of the New Capital
                   Securities

     5(c)*  --   Opinion of Sullivan & Cromwell as to validity of the New Guarantees to be issued by the Holding Company

     8*     --   Opinion of Sullivan & Cromwell as to certain federal income tax matters

    12*     --   Computation of Consolidated Ratios of Earnings to Fixed Charges

    23(a)   --   Consent of KPMG Peat Marwick LLP

    23(b)   --   Consent of Callister, Nebeker & McCullough, a Professional Corporation (included in Exhibit 5(a))

    23(c)   --   Consent of Richards, Layton & Finger (included in Exhibit 5(b))

    23(d)   --   Consent of Sullivan & Cromwell (included in Exhibit 5(c))

    23(e)   --   Consent of Sullivan & Cromwell (included in Exhibit 8)

    24      --   Power of Attorney (including on page II-5)

    25(a)*  --   Form T-1 Statement of Eligibility of Chemical Trust Company of California to act
                   as trustee under the Junior Subordinated Indenture

    25(b)*  --   Form T-1 Statement of Eligibility of Chemical Trust Company of California to act
                   as trustee under the Amended and Restated Trust Agreement

 EXHIBIT
 NUMBER                                       DESCRIPTION OF EXHIBIT
---------        --------------------------------------------------------------------------------
    25(c)*  --   Form T-1 Statement of Eligibility of Chemical Trust Company of California to act
                   as trustee under the Guarantee for the benefit of the holders of Capital
                   Securities

    99(a)*  --   Form of Letter of Transmittal

    99(b)*  --   Form of Notice of Guaranteed Delivery

    99(c)*  --   Form of Letter of Brokers, Dealers, Commercial Banks, Issuer Companies and Other
                   Nominees

    99(d)*  --   Form of Letter from Brokers, Dealers, Commercial Banks, Issuer Companies and
                   Other Nominees to their clients

------------------------

* To be filed by Amendment